                                                                    Exhibit 99.5


                               AMENDMENT NO. 1 TO
                AGREEMENT NOT TO ENGAGE IN PROHIBITED ACTIVITIES

     This Amendment No. 1 to Agreement not to Engage in Prohibited Activities (this "Amendment") is entered into as of November 17, 2005 by and among by and among Commerce Energy, Inc., formerly known as Commonwealth Energy Corporation ("Commonwealth"), Commerce Energy Group, Inc. ("CEG," and together with Commonwealth, the "Company") and Peter Weigand, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

                                    RECITALS

     WHEREAS, the parties desire to amend the Agreement Not to Engage in Prohibited Activities, dated as of October 8, 2005 (the "Agreement"), by and among Commonwealth, CEG and Executive, pursuant to the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

               Employee hereby voluntarily elects and agrees not to engage in Prohibited Activities (as defined in Amendment No. 1 to Executive Employment Agreement by and among CEG, Commonwealth and Executive) for a period ending on April 9, 2006.

2.   No other provisions of the Agreement are affected by this Amendment.

3. If the Executive exercises his right to revoke Sections 5, 11 and 13 of the Settlement Agreement and General Release (the "Settlement Agreement") by and between the Executive, Commerce and CEG, dated November 17, 2005, pursuant to Section 14(c) thereof, which exercise must be effected by a writing signed by the Executive and delivered to CEG's Chief Executive Officer before the close of business on the seventh calendar day after the Executive signs the Settlement Agreement, then this Amendment shall simultaneously become null and void.

                             [Signatures to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                        COMMERCE ENERGY GROUP, INC.

                                        /S/ STEVEN S. BOSS
                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer


                                        COMMERCE ENERGY, INC.
                                        (FORMERLY, COMMONWEALTH ENERGY
                                        CORPORATION)

                                        /S/ STEVEN S. BOSS
                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        EXECUTIVE

                                        /S/ PETER WEIGAND
                                        ----------------------------------------
                                        Peter Weigand


                                      -2-